EXHIBIT  21.1     SUBSIDIARIES  OF  THE  COMPANY

                           SUBSIDIARIES OF THE COMPANY


Name                       Jurisdiction of Incorporation  Percentage of Voting
-------------------------  -----------------------------  ---------------------
                                                            Securities Owned
                                                            ----------------
Aurora Gold (BVI) Limited  The British Virgin Islands                   100 (a)
Aurora Gold, S. A.         Guatemala                                    100 (a)
Deltango Gold Limited      Yukon, Canada                                100 (a)


(a)     Included  in  the  consolidated  financial  statements  filed  herein.